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                                                                 EXHIBIT 10.22


                                 IMMUSOL, INC.

                      SCIENTIFIC ADVISORY BOARD AGREEMENT


         THIS AGREEMENT is entered into as of ___________, 199__ between ______________________ (the "Advisor") and Immusol, Inc., a California corporation (the "Company").

         WHEREAS, the Advisor desires to serve as a consultant to the Company under the terms of this Agreement.

         NOW, THEREFORE, the Advisor and the Company agree as follows:

         1. Description of Services. The Advisor will act as a consultant to the Company as mutually agreed to by and between the Advisor and the Company. The Advisor's consulting services to be rendered hereunder involve the areas related to ribozyme technology (the "Specialty Area"). The Company hereby retains the Advisor as a consultant to the Company, and the Advisor hereby agrees to perform the following services related to the Specialty Area for the Company:

                 (a) The Advisor shall spend at least one day per month consulting for the Company and a reasonable amount of time for informal consultations over the telephone or otherwise.

                 (b) The Advisor may from time to time be unavailable to attend meetings or perform other consulting duties, due to other prior obligations including but not limited to teaching and other academic duties and attending scientific conferences, and such unavailability shall not be considered a breach of this Agreement if the Advisor gives the Company reasonable notice of such unavailability.

                 (c) The Advisor shall become a member of the Company's Scientific Advisory Board. During the term of this Agreement, the Advisor shall review and advise the Company concerning application of technologies with respect to the Specialty Area.

         2.      Term and Expiration.

                 (a) This Agreement shall be in effect for five (5) years from the date hereof unless terminated earlier in accordance with this Section 2 (the "Term"). Either party to this Agreement may terminate this Agreement during its term with 90 days' prior written notice. In rendering services to the Company, the Advisor shall act as an independent contractor and not as an employee or agent of the Company.





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                 (b)      The terms of this Agreement shall not survive the
Advisor's voluntary termination unless expressly provided herein.

         3.      Compensation.

                 (a) The Company will grant an option to the Advisor exercisable for up to 15,000 shares of Common Stock of the Company (the "Shares") at an exercise price of $0.30 per share. The Shares will be exercisable, vest and released from the Company's right of repurchase according to the terms and conditions set forth in Section 3(c) and other terms and conditions of the Company's Stock Option Agreement, as amended, attached hereto as Exhibit A ("Option Agreement").

                 (b) One-forty eighth (1/48th) of the Shares shall have vested on the date hereof and an additional one forty-eighth (1/48th) of the Shares shall vest at the end of each full month thereafter until all exercised Shares are vested.

         4. Expenses. The Company will reimburse the Advisor for any actual expenses incurred by the Advisor while rendering services under this Agreement so long as the expenses are reasonable and necessary. Such expenses shall include reasonable and necessary travel, lodging and meals in connection with services performed under this Agreement. Requests for reimbursement shall be in a form reasonably acceptable to the Company.

         5. Proprietary Information. The terms of this section will survive the termination of this Agreement, and the Advisor agrees to be bound by the following:

                 (a) The Advisor recognizes that in performance under this Agreement he will have contact with information of substantial value to the Company that is not generally known outside the Company and that gives the Company an advantage over its competitors who do not know or use it, including, but not limited to, techniques, designs, drawings, processes, inventions, developments, equipment, prototypes, slides, customer information and business and financial information relating to the business, products, practices or techniques of the Company. The Advisor agrees to regard and preserve as confidential such information.

                 (b) The Advisor will not, at any time (except as authorized by the Company), divulge or disclose, directly or indirectly, to any person, firm, association or corporation other than bona fide employees of the Company or any affiliate of the Company, acting in that capacity, or use for his own benefit, gain or otherwise any Confidential Information (as hereinafter defined), which, if disclosed, would adversely affect the business of the Company or





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any of its affiliates or accord to a competitor of the Company any competitive advantage. "Confidential Information" means any knowledge, or data concerning the business or affairs of the Company or any affiliate of the Company including any inventions, discoveries, improvements, products, processes, technology, trade secrets, know-how, designs, formulas, or any other confidential material, data, information or instructions, technical or otherwise, owned by the Company or any affiliate of the Company.

                 (c) All documents, data, records, apparatus, equipment and other physical property produced by the Advisor or others in connection with the Advisor's activities pursuant to this Agreement or which are furnished to the Advisor by the Company shall be and remain the sole property of the Company and shall be returned promptly to the Company as and when requested by the Company.

                 (d) The limitations imposed by this Section 5 shall not apply to (i) information which at the time of disclosure to Advisor is in the public domain or already possessed by the Advisor, (ii) information which becomes available to the public at any time, other than as or result of acts by the Advisor in violation of this Agreement, (iii) information which is lawfully required to be disclosed to any governmental agency or is otherwise required to be disclosed by law and (iv) information disclosed to the Advisor in good faith by a third party who has an independent right to such information and who discloses the same to the Advisor.

         6.      Inventions.

                 (a) This Section 6 does not apply to any inventions, discoveries, improvements, products, processes, technology, trade secrets, know-how, designs, formulas, or any other confidential material, data, information or instructions, technical or otherwise arising during the course of work other than that performed specifically on behalf of the Company.

                 (b) Advisor agrees that any inventions, discoveries, improvements, processes, technology and know-how arising from the performance of services under this Agreement and related solely to the Specialty Area and any patents issuing thereon shall be the property of the Company. Inventions, discoveries, improvements, processes, technology and know-how, and any patents issuing thereon, arising from the Advisor's performance of services under this Agreement that do not relate solely to the Specialty Area shall be exclusively licensed to the Company on a royalty-free basis for use within (but not outside) the Specialty Area, but shall remain the property of Advisor. In order to permit the Company to claim rights to which it may be entitled under this Section 6(b) or applicable laws and to insure that there is no conflict with any business or activities of the Company, to the extent he is free to do so, the Advisor shall promptly disclose to the Company all inventions, discoveries, improvements, processes, technology and know-how (whether or not patentable and whether or not reduced to practice) which the Advisor may conceive or make (either by himself or jointly with others) during the term of this Agreement with the Company.

                 (c) When requested by the Company, the Advisor shall execute patent applications and such other documents considered necessary by the Company or its counsel to





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apply for and obtain letter patents in the United States, foreign countries, or both, as the Company may deem advisable, or to otherwise protect such inventions, discoveries, improvements, processes, technology or know-how for the benefit of the Company. The Advisor shall also make such assignments and execute such other instruments as may be necessary to convey to the Company the ownership or exclusive right in and to such inventions, discoveries, processes, technology, know-how, patent applications, patents or the like. The Company shall bear all of the expenses in connection with the obtaining of such rights. The Advisor further agrees, whether or not he is still providing consulting services to the Company, to cooperate to the extent and in the manner requested by the Company in the prosecution or defense of any such patent claims or any litigation or other proceeding involving any inventions, discoveries, improvements, processes, technology or know-how covered by this Agreement in any country of the world, but all expense thereof shall be paid by the Company. The foregoing covenant contemplates the inclusion of any improvements of properties, rights, systems, inventions and the like presently held by the Company or any affiliate thereof.

                 (d) The Advisor may freely publish any results of his work covered under this Agreement, provided that a prior U.S. patent application is made by the Company on any potentially patentable aspects of his work. The Advisor agrees to provide the Company with a disclosure of the subject work not less than sixty (60) days prior to publication, to allow the Company to have patent applications prepared on inventions or other information made or acquired under this Agreement. The Company agrees to keep all such disclosures confidential prior to publication.

         7. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California.

         8.      No Conflict.

                 (a) The Advisor represents that to the best of his knowledge and belief: (a) his retention as a consultant by the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by the Advisor in confidence or trust prior to his retention as a consultant by the Company, (b) he has not brought and will not bring with him to the Company or use in performance of his responsibilities at the Company any equipment, supplies, facility or trade secret information of any current or former employer which are not generally available to the public, unless he has obtained written authorization for their use.

                 (b) The Advisor shall render his consulting services in the Specialty Area exclusively to the Company. So long as this Agreement remains effective, the Advisor agrees not to act as an employee or a consultant for another company in the Specialty Area without the written consent of the Company.





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         9.      Successors, etc.  This Agreement shall be binding upon and shall inure to the benefit of the Company's successors, transferees, and assigns.

         10. Execution of Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one instrument.





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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year written above.


IMMUSOL, INC.



By:______________________________
_________________________________
                                    Advisor

Title: ____________________________





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                       SCIENTIFIC ADVISORY BOARD MEMBERS

Flossie Wong-Staal, Ph.D.
Ken Berns, M.D., Ph.D.
James Forrester, M.D.
Anthony Ho, M.D.
David Ho, M.D.
Frank Litvack, M.D.
Arun Srivastava, Ph.D.
James Trempe, Ph.D.